                                                                    Exhibit 99.1
                           INDEPENDENT BANKCORP, INC.
               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                 SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON
                           MONDAY, APRIL 12, 1999, AT
                        402 MAIN STREET, OXFORD, ALABAMA
                           AT 4:30 P.M. CENTRAL TIME

  The undersigned hereby appoints Joel B. Carter, Fred M. Denney and Jimmy L. Hall, or any of them in the absence of the other, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of the common stock of Independent Bancorp, Inc., an Alabama corporation (the "Company"), held or owned by the undersigned or standing in the name of the undersigned on March 5, 1999, at the Special Meeting of Shareholders of the Company and at any adjournment thereof, and the undersigned hereby instructs said attorneys to vote as follows:

  1. Proposal to approve the Agreement and Plan of Merger, dated as of September 8, 1998, by and among the Company, Century South Banks, Inc., a Georgia corporation ("CSBI") and IBI Acquisition Corp., an Alabama corporation and a wholly-owned subsidiary of CSBI ("IAC"), providing for the merger of IAC with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of CSBI.

             [_] FOR          [_] AGAINST     [_] ABSTAIN


                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
            VOTE "FOR" APPROVAL OF THE AGREEMENT AND PLAN OF MERGER

                                SEE REVERSE SIDE
                 (Continued and to be signed on the other side)

                            (Reverse of Form of Proxy)

  THIS PROXY, IF TIMELY SIGNED, DATED AND RETURNED, WILL BE VOTED AS INSTRUCTED, IN THE ABSENCE OF VOTING INSTRUCTIONS, THIS PROXY WILL BE VOTED "FOR" MATTER (1) ABOVE. THE PROXIES HEREIN NAMED WILL VOTE ON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF IN ACCORDANCE WITH THEIR JUDGMENT.
   The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus furnished therewith.

                                             Date: ____________________________


                                             ----------------------------------
                                                         Signature


                                             ----------------------------------
                                                (Signature if held jointly)

                                             (Please sign exactly as shown on
                                             envelope addressed to you. If
                                             shares are held by joint tenants,
                                             both should sign. When signing as
                                             attorney, executor, administra-
                                             tor, trustee or guardian, please
                                             give full title as such. If a
                                             corporation, please sign in full
                                             corporate name by an authorized
                                             officer. If a partnership, please
                                             sign in partnership name by an
                                             authorized person.)